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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF GREAT WOLF RESORTS, INC.


          Name of Subsidiary                           State of Incorporation
          ------------------                           ----------------------
Blue Harbor Resort Sheboygan, LLC                             Wisconsin
Great Lakes Services, LLC                                     Delaware
Great Bear Lodge of Sandusky, LLC                             Delaware
Great Bear Lodge of Wisconsin Dells, LLC                      Delaware
Great Wolf Lodge of Traverse City, LLC                        Delaware
Great Wolf Lodge of Kansas City, LLC                          Delaware
Great Wolf Lodge of Williamsburg, LLC                         Delaware
Great Wolf Lodge of the Poconos, LLC                          Delaware
GWR Operating Partnership, L.L.L.P.                           Delaware